Exhibit 12

     GRAND COURT LIFESTYLES, INC.
     RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS (IN THOUSANDS)(UNAUDITED)


                                 1992        1993         1994         1995
                             -----------  ----------   ----------  ------------
     Income (loss) before
     provision (benefit)
       for income taxes  .     $ 5,743    $(1,760)     $  1,072      $(4,647)

                               $14,433     12,947        12,450       15,939
     Add fixed charges(1)       ------     ------        ------       ------

     Income(loss) before
     provision (benefit)
     for income taxes
     available for fixed       $20,176    $11,187       $13,522      $11,292
     charges . . . . . . .      ======     ======        ======       ======


     Fixed charges as above    $14,433    $12,947       $12,450      $15,939

     Capitalized interest
     expense . . . . . . .      ------     ------        ------       ------
                               $14,433    $12,947       $12,450      $15,939
     Total fixed charges .      ======     ======        ======       ======


     Preferred stock                --         --            --           --
     dividend requirement       ======     ======       =======       ======


     Preferred stock
     dividend requirement           --         --            --           --
     on a pre-tax basis  .      ======     ======       =======       ======


     Total fixed charges
     and preferred stock       $14,433    $12,947       $12,450      $15,939
     dividends . . . . . .      ======     ======        ======       ======


     Ratio of earnings to
     combined fixed charges
     and preferred stock          1.40       0.86          1.09         0.71
     dividends                  ======     ======        ======       ======


     Deficiency in combined
     fixed charges and
     preferred stock                --    $(1,760)(2)        --      $(4,647)(2)
     dividends . . . . . .      ======     ======        ======      =======





                                  1996       10/31/95        10/31/96
                               ----------   ----------       --------


     Income (loss) before
     provision (benefit)
     for income taxes  . . .    $ 5,811     $ 3,915           $(23,551)

                                 18,441      13,541             14,530
     Add fixed charges(1)  .     ------      ------             ------

     Income(loss) before
     provision (benefit) for
     income taxes available     $24,252     $17,456           $ (9,021)
     for fixed charges . . .     ======      ======             ======


                                $18,441     $13,541           $ 14,530
     Fixed charges as above      ------      ------             ------

     Capitalized interest                                          225
     expense . . . . . . . .     ------      ------             ------

                                $18,441     $13,541           $ 14,755
     Total fixed charges . .     ======      ======             ======


     Preferred stock                 --          --                 --
     dividend requirement  .      =====       =====              =====


     Preferred stock
     dividend requirement on         --          --                 --
     a pre-tax basis . . . .      =====       =====              =====


     Total fixed charges and
     preferred stock            $18,441     $13,541           $ 14,755
     dividends . . . . . . .     ======      ======             ======


     Ratio of earnings to
     combined fixed charges
     and preferred stock           1.32        1.29              -0.61
     dividends                   ======      ======             ======


     Deficiency in combined
     fixed charges and
     preferred stock                 --          --           $(23,776)(2)
     dividends . . . . . . .     ======      ======             ======

     (1)For purpose of this computation, fixed charges consist of interest expense, amortization of deferred financing costs and one-third of rental expenses that is representative of that portion of rental expenses attributable to interest.

     (2)Earnings are inadequate to cover combined fixed charges and preferred stock dividends.